Exhibit 99.1

Globus Medical Reports Second Quarter 2017 Results

AUDUBON, PA, August 2, 2017: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the second quarter ended June 30, 2017.

•	Worldwide sales were $152.4 million, an increase of 10.8% as reported, or 11.0% in constant currency

•	Second quarter net income was $28.7 million, or 18.8% of sales

•	Diluted earnings per share (EPS) were $0.29

•	Non-GAAP diluted EPS were $0.32

•	Non-GAAP adjusted EBITDA was 35.1% of sales

David Paul, Chairman and CEO said, “Our worldwide sales for the second quarter were $152.4 million, an increase of 10.8% over the second quarter of 2016. Our adjusted EBITDA margins remained at an outstanding 35.1% and we also delivered non-GAAP EPS of $0.32.

“We are pleased with our performance during the second quarter.  We made significant progress with competitive rep hiring, further expanded our in-house manufacturing capacity, and continued to run an extremely efficient organization with best in class adjusted EBITDA margins.  During the quarter we completed the acquisition of KB Medical, an innovative robotics company out of Switzerland. This acquisition significantly bolsters our development team, intellectual property, and product portfolio. KB Medical has a tremendous team of innovative developers that share our philosophy, approach, and strategy for robotic solutions in medicine.  We remain confident in our long-term growth prospects and our ability to sustain industry-leading profitability by continuing to execute on our strategy of rapid product introduction, expansion of our U.S. and international sales footprints, and diligent expense control.”

Second quarter sales in the U.S. increased by 1.2% compared to the second quarter of 2016. International sales increased by 104.5% over the second quarter of 2016 on an as reported basis and 106.6% on a constant currency basis due to the Alphatec acquisition included in the second quarter of 2017. Sales from the Alphatec acquisition contributed $15.5 million in the quarter.

Second quarter GAAP net income was $28.7 million, an increase of 11.1% over the same period last year. Diluted EPS for the second quarter was $0.29, as compared to $0.27 for the second quarter 2016. Non-GAAP diluted EPS for the second quarter was $0.32, compared to $0.29 in the second quarter of 2016.

The company generated net cash provided by operating activities of $26.0 million and non-GAAP free cash flow of $12.4 million in the second quarter. Cash, cash equivalents and marketable securities ended the quarter at $373.1 million. The company remains debt free.

2017 Annual Guidance
The company reaffirms guidance for full year 2017 sales of $625 million and non-GAAP fully diluted earnings per share of $1.27.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2017 second quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Wednesday, August 9, 2017. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6289.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provision for litigation, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition- related professional fees.

In addition, for the period ended June 30, 2017 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs and the tax effects of such adjustments. The tax impact of these non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs, and the tax effects of such adjustments, which we believe are not reflective of underlying business trends. Additionally, for the periods ended June 30, 2017 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall liquidity for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP within the meaning of Item 10(e) of Regulation S-K. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Sales	$152,390	$137,489	$308,199	$276,753
Cost of goods sold	37,199	32,731	72,799	64,250
Gross profit	115,191	104,758	235,400	212,503

Operating expenses:
Research and development	10,713	10,594	21,379	20,624
Selling, general and administrative	64,438	53,312	131,497	107,110
Provision for litigation	243	3,056	243	3,056
Amortization of intangibles	1,809	397	3,591	789
Acquisition related costs	617	(519)	1,005	155
Total operating expenses	77,820	66,840	157,715	131,734

Operating income	37,371	37,918	77,685	80,769
Other income, net	2,186	418	4,286	1,178
Income before income taxes	39,557	38,336	81,971	81,947
Income tax provision	10,890	12,530	24,590	28,131

Net income	$28,667	$25,806	$57,381	$53,816

Earnings per share:
Basic	$0.30	$0.27	$0.60	$0.56
Diluted	$0.29	$0.27	$0.59	$0.56
Weighted average shares outstanding:
Basic	96,161	95,585	96,079	95,491
Diluted	97,818	96,426	97,483	96,359

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2017	December 31, 2016

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$149,669	$132,639
Restricted cash	478	477
Short-term marketable securities	162,520	157,673
Accounts receivable, net of allowances of $3,645 and $2,771, respectively	95,489	91,983
Inventories	111,108	112,692
Prepaid expenses and other current assets	5,879	14,502
Income taxes receivable	9,986	3,800
Total current assets	535,129	513,766
Property and equipment, net of accumulated depreciation of $181,223 and $166,711, respectively	130,123	124,229
Long-term marketable securities	60,932	60,444
Note receivable	30,000	30,000
Intangible assets, net	90,036	61,706
Goodwill	112,769	105,926
Other assets	1,051	928
Deferred income taxes	34,974	30,638
Total assets	$995,014	$927,637

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,291	$17,472
Accrued expenses	41,707	46,401
Income taxes payable	1,400	1,911
Business acquisition liabilities, current	9,663	14,108
Total current liabilities	69,061	79,892
Business acquisition liabilities, net of current portion	10,676	5,972
Deferred income taxes	8,175	7,876
Other liabilities	1,802	1,819
Total liabilities	89,714	95,559
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 96,289 and 95,930 shares at June 30, 2017 and December 31, 2016, respectively	96	96
Additional paid-in capital	224,796	211,725
Accumulated other comprehensive loss	(5,872)	(8,642)
Retained earnings	686,280	628,899
Total equity	905,300	832,078
Total liabilities and equity	$995,014	$927,637

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$57,381	$53,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,935	13,698
Amortization of premium on marketable securities	1,855	2,085
Write-down for excess and obsolete inventories	4,962	4,536
Stock-based compensation expense	7,062	5,690
Allowance for doubtful accounts	958	148
Change in fair value of contingent consideration	811	—
Change in deferred income taxes	(4,238)	1,625
(Increase)/decrease in:
Restricted cash	(1)	14,884
Accounts receivable	(3,172)	2,624
Inventories	(4,652)	(3,812)
Prepaid expenses and other assets	8,506	1,114
Increase/(decrease) in:
Accounts payable	(1,660)	(1,707)
Accrued expenses and other liabilities	(4,497)	(10,078)
Income taxes payable/receivable	(6,825)	(5,796)
Net cash provided by operating activities	79,425	78,827

Cash flows from investing activities:
Purchases of marketable securities	(119,196)	(172,886)
Maturities of marketable securities	102,733	129,495
Sales of marketable securities	9,503	16,602
Purchases of property and equipment	(25,061)	(20,142)
Acquisition of businesses	(31,501)	—
Net cash used in investing activities	(63,522)	(46,931)

Cash flows from financing activities:
Payment of business acquisition liabilities	(5,234)	(400)
Proceeds from exercise of stock options	5,911	3,575
Net cash provided by financing activities	677	3,175

Effect of foreign exchange rate on cash	450	119

Net increase in cash and cash equivalents	17,030	35,190
Cash and cash equivalents, beginning of period	132,639	60,152
Cash and cash equivalents, end of period	$149,669	$95,342

Supplemental disclosures of cash flow information:
Interest paid	21	2
Income taxes paid	$35,475	$32,214

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
United States	$126,271	$124,716	$255,934	$252,276
International	26,119	12,773	52,265	24,477
Total sales	$152,390	$137,489	$308,199	$276,753

Sales by Product Category:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Innovative Fusion	$79,866	$69,442	$161,738	$139,488
Disruptive Technology	72,524	68,047	146,461	137,265
Total sales	$152,390	$137,489	$308,199	$276,753
Liquidity and Capital Resources:

(Unaudited)	June 30, 2017	December 31, 2016
(In thousands)
Cash and cash equivalents	$149,669	$132,639
Short-term marketable securities	162,520	157,673
Long-term marketable securities	60,932	60,444
Total cash, cash equivalents and marketable securities	$373,121	$350,756

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$466,068	$433,874
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$28,667	$25,806	$57,381	$53,816
Interest income, net	(1,590)	(602)	(3,008)	(1,098)
Provision for income taxes	10,890	12,530	24,590	28,131
Depreciation and amortization	10,695	7,022	22,935	13,698
EBITDA	48,662	44,756	101,898	94,547
Provision for litigation	243	3,056	243	3,056
Stock-based compensation expense	3,571	2,920	7,062	5,690
Acquisition related costs	968	(519)	2,054	155
Adjusted EBITDA	$53,444	$50,213	$111,257	$103,448

Net income as a percentage of sales	18.8%	18.8%	18.6%	19.4%
Adjusted EBITDA as a percentage of sales	35.1%	36.5%	36.1%	37.4%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$28,667	$25,806	$57,381	$53,816
Provision for litigation	243	3,056	243	3,056
Amortization of intangibles	1,809	397	3,591	789
Acquisition related costs	968	(519)	2,054	155
Tax effect of adjusting items	(840)	(990)	(1,766)	(1,372)
Non-GAAP net income	$30,847	$27,750	$61,503	$56,444
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(Per share amounts)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Diluted earnings per share, as reported	$0.29	$0.27	$0.59	$0.56
Provision for litigation	—	0.03	—	0.03
Amortization of intangibles	0.02	—	0.04	0.01
Acquisition related costs	0.01	(0.01)	0.02	—
Tax effect of adjusting items	(0.01)	(0.01)	(0.02)	(0.01)
Non-GAAP diluted earnings per share*	$0.32	$0.29	$0.63	$0.59
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net cash provided by operating activities	$25,976	$23,270	$79,425	$78,827
Adjustment for impact of restricted cash	1	784	1	(14,884)
Purchases of property and equipment	(13,528)	(10,776)	(25,061)	(20,142)
Non-GAAP free cash flow	$12,449	$13,278	$54,365	$43,801
Non-GAAP Constant Currency Sales Growth Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2017	June 30, 2016
United States	$126,271	$124,716	1.2%	—	1.2%
International	26,119	12,773	104.5%	$(275)	106.6%
Total sales	$152,390	$137,489	10.8%	$(275)	11.0%

(Unaudited)	Six Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2017	June 30, 2016
United States	$255,934	$252,276	1.4%	—	1.4%
International	52,265	24,477	113.5%	$(639)	116.1%
Total sales	$308,199	$276,753	11.4%	$(639)	11.6%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com